Exhibit 10.6

JOINT VENTURE AGREEMENT

This Joint venture Agreement (this “Agreement”) is made and entered into on the 5th day of March 2001 (the “Effective Date”) by and between NuTech Digital, Inc., a California corporation, located at 15210 Keswick, Van Nuys, California 91405 (the “Company”) Joseph Anthony Giarmo, individual, whose address is 3944 Kentucky Drive #9, Los Angeles, California 90068. The Company and Giarmo hereby agree as follows:

1.0    Association as Joint Venturers.    The Company and Giarmo have agreed to associate themselves as joint venturers for the purpose of acquiring, from KSS INC., Agreement 1, a 5 year license to the theatrical rights, non-theatrical rights, television rights and video rights of the animated works listed on Exhibit A to this Agreement and made a part of it (the “Product”).

2.0    Term.    The term of this Agreement shall begin on the Effective Date and shall end on the date provided for in paragraph 8.0 below.

3.0    Ownership of License.    The Company shall take title to the license and shall be the sole licensee of KSS, INC. and the sole sub-licensor of the Product. All revenues paid by third parties for any rights whatsoever relating to the Product, including revenues paid for the sub-license or use of the Product, shall be paid solely to the Company.

4.0    Contributions to Capital.    Giarmo contribution to the capital of this venture shall consist of the sum of $60,000, which amount shall be paid on the Effective Date. The Company’s contribution to the capital of this venture shall consist of the Company’s efforts in negotiating the acquisition of the license for the Product and in the reproduction, sub-licensing and distribution of the Product.

5.0    Authority.    The Company shall have sole authority in negotiating the terms of the license and in determining the manner in which the Product will be reproduced, sub-licensed and distributed.

6.0    Books and Records.    So long as this joint venture is not terminated, the Company shall keep accurate books of account in which all matters relating to the joint venture, including all income, expenditures, assets and liabilities shall be entered. The books of account shall be open to examination by Giarmo on reasonable notice to the Company.

7.0    Payment to Giarmo.

7.1    Cash Payment.    Beginning on the 15th day of October 2001 and through the expiration or termination of this Agreement, the Company shall pay to Giarmo on a monthly basis (see exhibit “B”), the sum of $0.25 for each VHS or DVD unit of the Product sub-licensed by the Company. A Product unit shall be deemed to be sub-licensed once full payment for it is received by the Company. The Company anticipates that it will sub-license no less than 40,000 Product units per month, and therefore agrees that each monthly payment shall equal or exceed the sum of $10,000. If the Company sub-licenses less than 40,000 Product units in any month, it shall pay the sum of $10,000, and credit any excess amount paid to future Product unit sales.

7.2    Election to Receive Stock.    Irrespective of the foregoing, if the Company’s common stock becomes publicly traded before September 1, 2001, Giarmo may elect, and the Company will agree, subject to paragraph 7.3 below, to issue to Giarmo 60,000 shares of the Company’s restricted common stock in lieu of making the payments set forth in paragraph 7.1 above. This election must be made pursuant to a notice that must be received by the Company no later than August 1, 2001.

7.3    Compliance with Securities Laws.    The Company will not be required to issue shares of its restricted common stock unless the issuance of the stock is in compliance with all applicable federal and state securities laws, the rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system on which the shares may then be listed or quoted, as they are in effect on the date of issuance. Furthermore, the Company will have no obligation to issue or deliver certificates for the stock prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completing any registration or other qualification of such shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. By permitting Giarmo to make the election set forth in paragraph 7.2 above, the Company is not under an obligation to Giarmo to register the shares of common stock Giarmo will receive with the Securities & Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability to Giarmo for its inability or failure to do so.

8.0    Termination.    This Agreement shall terminate immediately upon Giarmo’s receipt of $120,000 paid pursuant to paragraph 7.1 above or, if the Company’s common stock is publicly traded and Giarmo elects to receive the Company’s restricted common stock pursuant to paragraph 7.2, this Agreement shall terminate upon Giarmo’s receipt of a certificate or certificates registered in their names totaling 100,000 shares of the Company’s restricted common stock. This Agreement shall also terminate upon the written agreement of the parties to it or upon the bankruptcy or insolvency of the Company.

9.0    Miscellaneous.

9.1    Binding Effect.    This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

9.2    Governing Law.    This Agreement shall be deemed to be made in, and in any and all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of California.

9.3    Severability.    If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Agreement, then and, in that event: (a) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (b) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

9.4    Headings.    The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.5    Further Assurances.    Each party shall cooperate with the other, and execute and deliver, or cause to be executed and delivered, all such other instruments and take all such other actions as such party may be reasonably requested to take from time to time in order to effectuate the provisions and purposes of this Agreement.

9.6    Entire Agreement.    This Agreement embodies the entire agreement, and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement may be modified only by a written instrument signed by each of the parties to this Agreement.

9.7    Waiver.    No breach of any agreement or provision herein contained, or of any obligation under this Agreement, may be waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

9.8    Counterpart Execution/Facsimile Signature.    This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

9.9    Notice.    All notices, demands, requests, consents, approvals or other communications (“Notices”) given hereunder shall be in writing, and shall be given by personal delivery or by express mail, Federal Express, DHL or other similar form of recognized airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon delivery), by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or by mailing in the mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed to the addresses stated in the introductory paragraph of this Agreement.

9.10    Costs and Attorneys’ Fees.    If any dispute should arise out of or concerning this Agreement, the prevailing party in any such dispute or proceeding shall be entitled to recover costs and reasonable attorneys’ fees.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NuTech Digital, Inc.

By:	/s/ LEE KASPER 3/14/01
Lee Kasper, President Date

/s/ JOSEPH ANTHONY GIARMO 3/17/01
Joseph Anthony Giarmo Date

EXHIBIT A

EXHIBIT B

Monthly Installment Payments

Monthly Installment payments will be calculated as stated in 7.1 of the “Agreement” with the exception of a monthly advance in the amount of $862.21 payable to Joe Giarmo on the 1st of each month beginning March 12, 2001 (the first advance payment) and ending on September 1st, 2001 (the 7th advance payment).

The total of the advance payments, equal to $6,035.47, shall be subtracted from the 1st installment payment due on this contract beginning on October 15, 2001.

/s/ LEE KASPER
Lee Kasper

/s/ JOSEPH ANTHONY GIARMO
Joseph Anthony Giarmo